                                                                 Exhibit 23.2
                                                                 ------------


                  [Letterhead of Aldrich Kilbride and Tatone LLP]


                   Consent of Independent Public Accountants

We hereby consent to the use in this Registration Statement on Form S-4 of Alamosa (Delaware), Inc. of our report dated February 28, 2001 relating to the financial statements of Washington Oregon Wireless, LLC, which appear in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                 Aldrich Kilbride & Tatone LLP

                                             /s/ Aldrich Kilbride & Tatone LLP


Salem, Oregon
June 8, 2001